Exhibit 10.2

  IN THE CIRCUIT COURT IN THE TWELFTH JUDICIAL CIRCillT IN AND FOR SARASOTA COUNTY, FLORIDA

CIVIL ACTION NO.
20 14 CA 000862 NC

IBC Funds, LLC,
a Nevada Limited Liability Company,

Plaintiff,

-against-

Frozen Food Gift Group, Inc.,
a Delaware Corporation,

Defendant.

ORDER GRANTING APPROVAL OF
SETTLEMENT AGREEMENT  AND STIPULATION
This matter having come on for a hearing on the 14th day of February , 2014, to approve the Settlement Agreement entered into as of February 12, 2014 between Plaintiff , IBC Funds, LLC ("Plaintiff'') and Defendant, Frozen Food Gift Group, Inc. ("Defendant" and collectively with Plaintiff, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the "Shares") to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations , will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon tl1is Court's finding herein that the terms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;

2. The hearing having been scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3. The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

4. The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.
It is  hereby  ORDERED  AND  ADJUDGED  that  the  Settlement  Agreement  and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations , will be exempt from registration WJder the Securities Act of 1933.

so ORDERED, this      day of         , 201;ORIGINAL SIGNED --=

FEB 14 2014

I<IMBERLY CARLTON BONNER
                              CIRCIJ'T JJ,IDGE
The Honorable                                   __                      __

Conf01med copies to:
Charles N. Cleland, Jr., Esq.
Michael G. Brown, Esq.